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Coopers                                                Coopers & Lybrand L.L.P.
& Lybrand
                                                   a professional services firm


                                                                      Exhibit 11





                          CONSENT OF INDEPENDENT ACCOUNTANTS




To the Directors of Columbia Small Cap Fund, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 2 to the Registration Statement of Columbia Small Cap Fund, Inc. on Form N-1A (File No. 333-5863) of our report, dated February 12, 1998 on our audits of the financial statements and the financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.
Portland, Oregon
February 23, 1998










Coopers & Lybrand L.L.P is a member of Coopers & Lybrand International, a Swiss limited liability association.